Exhibit 10.62
File No. __
INDUSTRIAL SPACE LEASE
(SINGLE TENANT NET)
     THIS LEASE (the “Lease”) dated November 29, 2005 for reference purposes only, is made by and between JER Bayside, LLC, a Delaware limited liability company (“Landlord”), and Asyst Technologies, Inc., a California corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).
ARTICLE 1
REFERENCES
     REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A.	Tenant’s Address for Notice Prior to March 16, 2006:	Asyst Technologies, Inc. 48761 Kato Road Fremont, CA 94538 Attention: General Counsel with a copy to:
Asyst Technologies, Inc. 48761 Kato Road Fremont, CA 94538 Attention: CFO

	Tenant’s Address for Notices subsequent to March 16, 2006:	Asyst Technologies, Inc. 46897 Bayside Parkway Fremont, CA 94538 Attention: General Counsel with a copy to:

Asyst Technologies, Inc. 46897 Bayside Parkway Fremont, CA 94538 Attention: CFO

B.	Tenant’s Representative:	Steve Debenham, Esq. Vice President, General Counsel

	Phone Number:	(510) 661-5000

C.	Landlord’s Address for Notices:	100 Bush Street, 26th Floor San Francisco, California 94104

D.	Landlord’s Representative: Phone Number:	Lynn Tolin (415) 772-5900

E.	Intended Term:	7 years

F.	Lease Expiration Date:	March 15, 2013

G.	First Month’s Prepaid Rent:	$98,769.90

H.	*Tenant’s Security Deposit:	$750,000 letter of credit (months 1 – 14 beginning on the Lease Commencement Date)

Reducing to $500,000 letter of credit (beginning month 15 through the remainder of the Lease Term)
* Subject to the provisions of Section 3.7

I.	Late Charge Amount:	5% of current Monthly Base Rent

J.	Tenant’s Required Liability Coverage:	$5,000,000

K.	Brokers:	Spieker Stratmore Commercial, Inc. – Tenant
Cornish & Carey Commercial – Landlord
          L. Property or Project: That certain real property, situated in the City of Fremont, County of Alameda, State of California, as presently improved with one building together with all amenities serving the Property or for the benefit of the Property, which real property is shown on the Site Plan attached hereto as Exhibit “A” and is commonly known as or otherwise described as follows: 46897 Bayside Parkway.
          M. Building: That certain Building within the Property in which the Leased Premises are located, which Building is shown outlined in red on Exhibit “A” hereto.
          N. Outside Areas: The “Outside Areas” shall mean all areas within the Property which are located outside the Building, including without limitation, pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.
          O. Leased Premises or Premises: All the space which is the Building, consisting of 94,429 square feet of gross leasable area. The Leased Premises are commonly known as or otherwise described as follows: Building 48.

          P. Base Monthly Rent: The term “Base Monthly Rent” shall mean the following:

Month	Base Monthly Rent
Lease Commencement Date – May 15, 2007	$0
May 16, 2007 – March 15, 2008	$98,769.90
March 16, 2008 – March 15, 2009	$103,491.35
March 16, 2009 – March 15, 2010	$108,212.80
March 16, 2010 - March 15, 2011	$112,934.25
March 16, 2011 - March 15, 2012	$117,655.70
March 16, 2012 - March 15, 2013	$122,377.15
          Q. Permitted Use: The term “Permitted Use” shall mean the following: general office use, assembly, light manufacturing, product service and warehousing functions, all in accordance with the “I-R Restricted Industrial” zoning status of the Property.
          R. Exhibits: The term “Exhibits” shall mean the Exhibits to this Lease which are described as follows:

Exhibit “A”	Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

Exhibit “B”	Floor Plan outlining the Leased Premise

Exhibit “C”	Subordination Agreement

Exhibit “D”	Tenant Improvement Agreement

Schedule 1	Designation of Outside Area “For Lease” Sign Placement

Schedule 2	Personal Property
ARTICLE 2
LEASED PREMISES, TERM AND POSSESSION
     2.1 DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain space described in Article 1 as the Leased Premises. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Section 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters respecting the use of the Leased Premises and the Property and

disclosed in that certain Title Report No. NCS-161260-SC dated September 16, 2005 and issued by First American Title Insurance Company, and (iv) all reasonable rules and regulations from time to time established by Landlord.
     2.2 RIGHT TO USE OUTSIDE AREAS: As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 4 and shall terminate concurrently with any termination of this Lease.
     2.3 LEASE COMMENCEMENT DATE AND LEASE TERM: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Delivery Date (as set forth in Section 2.4) unless Landlord is unable to deliver the Leased Premises to Tenant on the Delivery Date, in which case the Lease Commencement Date shall be as determined pursuant to Section 2.4 below (the “Lease Commencement Date”). Promptly following the Lease Commencement Date, Landlord shall deliver to Tenant written confirmation thereof (“Commencement Date Confirmation Notice”) which Tenant shall countersign and return to Landlord within ten (10) days following Tenant’s receipt of same. In the event Landlord does not receive the Commencement Date Confirmation Notice countersigned by Tenant within such ten (10) day period, the date set forth in such notice shall be conclusively deemed the Lease Commencement Date for all purposes under this Lease. The term of the Lease shall end on the Lease Expiration Date (as set forth in Article 1), irrespective of whatever date the Lease Commencement Date is determined to be pursuant to the foregoing sentence. Subject to exercise of the Extension Option pursuant to Section 2.8 hereof, the Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).
     2.4 DELIVERY OF THE LEASED PREMISES: Landlord shall deliver the Leased Premises to Tenant upon the Effective Date of this Lease (the “Delivery Date”). The Leased Premises shall be delivered to Tenant broom clean and otherwise in its presently existing condition. If Landlord is unable to so deliver the Leased Premises to Tenant in the agreed condition on or before the Delivery Date, for whatever reason, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of thirty (30) days after the Delivery Date (the “delivery grace period”); however, the Lease Commencement Date shall not be deemed to have occurred until the Landlord has delivered the Leased Premises to Tenant. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivering the Leased Premises to Tenant by reason of Force Majeure or the actions of Tenant. If Landlord is unable to deliver the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extensions thereof by reason of Force Majeure or the actions of Tenant), then Tenant’s sole remedy shall be to cancel and terminate this Lease within thirty (30) days following the delivery grace period by providing at least five (5) days prior written notice to Landlord, and in no event shall Landlord be liable in damages to Tenant for such delay. If Tenant does not deliver to Landlord five (5) days prior written notice to cancel and terminate this Lease within such thirty (30) day period following the delivery grace period, Tenant shall have no further right to cancel and terminate this Lease.

     2.5 ACCEPTANCE OF POSSESSION: Tenant acknowledges that it has inspected the Leased Premises and is willing to accept it in its existing broom-clean condition subject to the Leased Premises containing at least 2000 amps power (277-480b; 3-phase power) in the main electrical room, and subject to Landlord removing all paint, vehicles and other personal property prior to the Delivery Date. Tenant shall confirm to Landlord in writing prior to the Delivery Date that the Leased Premises contain at least 2000 amps power pursuant to this Section 2.5. Landlord agrees to place in good working order prior to the Delivery Date all existing plumbing, lighting, heating, ventilating and air conditioning systems related to the Building, all man doors and roll-up truck doors serving the Leased Premises, all building systems and site improvements, including fire sprinklers and elevators, all to the extent that such systems and/or items are not in good operating condition as of the Delivery Date. In addition, Landlord agrees that to the extent that such systems and/or items or the Leased Premises are not in compliance with the ADA (as defined in Section 5.1(C) below) on the Delivery Date, Landlord, at its sole cost and expense, shall be responsible for making all necessary modifications or alterations to the Leased Premise so that all such systems and/or items and the Leased Premises shall be in compliance with the ADA on the Delivery Date or within the delivery grace period.
     2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to Landlord in broom-clean condition. Notwithstanding the foregoing, Tenant shall have no obligation or liability to remove any and all Tenant Improvements (as defined in the Tenant Improvement Agreement attached hereto as Exhibit “D”) or any and all Alterations (as defined in Section 6.1 below) which have been approved in writing by Landlord during the Term and which, at the time of giving its approval, Landlord does not designate in writing for removal. Tenant shall repair all damage to the Leased Premises caused by Tenant’s removal of Tenant’s property and all damage to the exterior of the Building caused by Tenant’s removal of Tenant’s signs. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall clean, repair or replace all stained or damaged ceiling tiles, wall coverings and clean the floor coverings to the reasonable satisfaction of Landlord. Tenant shall replace all burned out light bulbs and damaged light lenses, and clean all painted walls. Tenant shall retain a mechanical contractor at Tenant’s expense to inspect all heating, ventilating, and air-conditioning equipment and such mechanical contractor shall deliver to Landlord a certificate certifying that all such equipment is in good working order and in good condition and repair, or else Tenant shall pay the cost for such mechanical contractor to service and restore (or replace as required) said equipment to good condition and repair and thereafter provide Landlord with written documentation thereof prior to the expiration or sooner termination of this Lease subject to Section 5.1A below.
          Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Leased Premises and, where necessary, replace or resurface same, to the extent such damage is beyond normal wear and tear as determined by Landlord in its reasonable discretion. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove all Alterations constructed or installed by Tenant which Landlord, at the time of providing its consent to the construction or installation thereof, requests in writing be so removed by Tenant and Tenant shall repair all damage caused by such removal; provided however, at such time as Landlord provides to Tenant its written approval of any Alterations or modifications of the Leased Premises pursuant to Section 6.1, Landlord will indicate to Tenant whether such Alterations will be required to be removed upon the expiration or sooner termination of this Lease. If the Leased Premises are not surrendered to Landlord in the condition required by this Article 2 at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or Alterations not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all reasonable costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred from the date paid by Landlord at the then maximum rate of interest not prohibited by Law until paid, payable by Tenant to Landlord within ten (10) days after receipt of a statement therefore from Landlord. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants. Landlord shall, beginning 100 days before expiration of this Lease, work with Tenant in good faith to develop a mutually agreeable list of Tenant’s surrender responsibilities.
          2.7 EARLY OCCUPANCY: If Tenant enters into (or permits its contractors to enter into) the Leased Premises prior to the date Landlord shall deliver the Leased Premises to Tenant in the agreed condition required by Section 2.4, unless otherwise agreed to in writing by Landlord, Tenant shall be obligated to perform all its obligations under this Lease from that sooner date (which date shall be deemed to be the Lease Commencement Date), excluding only the obligation to pay Base Monthly Rent and Additional Rent, if any.
          2.8 OPTION TO EXTEND: If (i) Tenant has not defaulted beyond any applicable cure period during the one (1) year period preceding the date that Tenant exercises its Extension Option (as defined below), and (ii) at the time Tenant exercises the Extension Option, Tenant is not in default with respect to any monetary obligation due under this Lease, and (iii) Tenant has not defaulted beyond the applicable cure period during the period beginning on the date that Tenant exercises its Extension Option and continuing until the day which precedes the commencement of the Extended Term, then Tenant shall have one (1) option (the “Extension Option”) to extend the initial Lease Term for an additional period of five (5) years (the “Extended Term”). To exercise Tenant’s option with respect to the Extended Term, Tenant shall give written notice to Landlord not more than nine (9) months and not less than six (6) months prior to the expiration of the initial Lease Term (“Election Notice”).
     A. If Tenant properly and timely exercises Tenant’s Extension Option pursuant to this Section 2.8, the Extended Term shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Monthly Rent applicable to the Leased Premises for the Extended Term shall be one hundred percent (100%) of the “Fair Market Rent” for space comparable to the Leased Premises as of the commencement of the Extended Term. “Fair Market Rent” shall mean the annual rental being charged for space comparable to the Leased Premises in buildings comparable to the Building located in the Cities of Fremont and Milpitas, California, taking into account location, condition, existing improvements to the space, any improvements to be made to the Leased Premises in connection with the Extended Term, and adjustments for leasing commissions and tenant improvement allowances. Tenant shall pay all leasing commissions and consulting fees payable in connection with such extension, unless such leasing commissions or consulting fees arise solely out of a contractual relationship between Landlord and a broker or consultant.
     B. Within forty-five (45) days after the date of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extended Term. If within said forty-five (45) day period, Landlord and Tenant are unable to agree on the Fair Market Rent for the Extended Term, then the Fair Market Rent shall be determined as provided in Section 2.8(C) below.
     C. If it becomes necessary to determine the Fair Market Rent for the Leased Premises by appraisal, the real estate appraiser(s) indicated in this Section 2.8(C), shall be members of the American Institute of Real Estate Appraisers, shall have at least five (5) years experience appraising general office and industrial space located in the vicinity of the Premises and shall be appointed and shall act in accordance with the following procedures:
          (1) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand, to be effective, must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal (“Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (“Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser within ten (10) days of selection of the second appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Leased Premises are located upon application by either party.
          (2) If only one (1) appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.
          (3) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term by the agreement of at least two (2) of the appraisers.
          (4) If two (2) or more of the appraisers agree on the Fair Market Rent for the Leased Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Leased Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Leased Premises, in simple letter form, within fifteen (15) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Leased Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.
          (5) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.
     D. The Extension Option shall be personal to Asyst Technologies, Inc., a California corporation, or a Tenant Affiliate or Tenant Successor (as defined in Section 7.10), and shall terminate upon any assignment of this Lease or any sublease of the Leased Premises.
     E. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Monthly Rent for the Extended Term and the new expiration date of the Lease Term. All other terms and conditions of the Lease shall remain in full force and effect and shall apply during the Extended Term, except that: (i) there shall be no further option to extend the Lease Term beyond a date five (5) years after the expiration of the initial Lease Term, (ii) there shall be no rent concessions, and (iii) there shall be no construction allowance, tenant improvement allowance or similar provisions.
ARTICLE 3
RENT, LATE CHARGES AND SECURITY DEPOSITS
     3.1 BASE MONTHLY RENT: Commencing on the Lease Commencement Date (as determined pursuant to Section 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore or offset, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”).
     3.2 ADDITIONAL RENT: Subject to the provisions of Section 5.2 below, commencing on the first day of the seventh (7th) month following the Lease Commencement Date (as determined pursuant to Section 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord without offset as additional rent (the “Additional Rent”) the following amounts:
     A. An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord (calculated as if Rent had been paid from and after the Delivery Date at the rate applicable when Tenant first pays rent hereunder not counting any free rent period); provided however, in no event shall the Property Maintenance Costs increase by more than four percent (4%) in any calendar year (the “Maintenance Costs Cap”), which shall be cumulative and compounding. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:
          (1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within thirty (30) days after receipt of a written bill therefore from Landlord; and/or

          (2) Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.
     B. Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;
     C. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and
     D. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease other than late charges and interest on defaulted rent.
     3.3 YEAR-END ADJUSTMENTS AND REVIEW RIGHTS: If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Section 3.2(A)(2) above, Landlord shall furnish to Tenant within three (3) months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment within thirty (30) days following Landlord’s delivery of such year-end statement. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Article 3 shall survive the expiration or sooner termination of this Lease.
     Landlord agrees to maintain accurate books and records of the Property Operating Expenses for each calendar or fiscal year or partial year throughout the Term and for a period of two (2) years thereafter. Tenant shall have sixty (60) days after receipt of any statement for Property Operating Expenses within which to raise any questions or objections to the items or calculations contained in such statement, which questions or objections must be delivered to Landlord in writing and, as to any objections, must set out with particularity the nature of such objections. If Tenant requests, within such sixty (60) days following receipt of a statement, to review Landlord’s records (limited to such records relevant to the information in the statement), Landlord shall permit Tenant (through a reputable and duly licensed certified public accounting firm reasonably approved by Landlord) to review such records in the offices of Landlord or Landlord’s property manager, during normal business hours, within thirty (30) days after such request. Tenant shall provide Landlord with a written report of the findings of Tenant’s review within thirty (30) days after such review. If, following Tenant’s review, Tenant continues to dispute any items or any calculations contained in any statement, Tenant shall continue to pay all amounts due hereunder, without any deduction or offset whatsoever, but nothing in this Lease shall prohibit or impair Tenant’s right to bring suit against Landlord to resolve any of Tenant’s claims against Landlord arising out of such a dispute.

     3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within six (6) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount”, and if any Additional Rent is not received by Landlord within six (6) calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to five percent (5%) of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. Notwithstanding the foregoing, not more than one (1) time in any twelve (12) month period, Landlord shall provide Tenant a three (3) day written notice to pay any late payment of Base Monthly Rent or Additional Rent before any late charge shall accrue therefor. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth (5th) day at the then maximum rate of interest not prohibited or made usurious by Law until paid.
     3.5 PAYMENT OF RENT: All rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.
     3.6 PREPAID RENT: Concurrent with the execution of this Lease, Tenant shall pay to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first installment of Base Monthly Rent due hereunder.
     3.7 SECURITY DEPOSIT: Tenant shall deposit with Landlord upon the execution of this Lease by Landlord and Tenant, an irrevocable standby letter of credit (the “Letter of Credit”) in the amount set forth in the Basic Lease Information as the “Security Deposit” under this Lease. If Tenant has not defaulted beyond any applicable cure period during the one (1) year period preceding the first day of the fifteenth (15th) month following the Lease Commencement Date, then commencing on the first day of the fifteenth (15th) month following the Lease Commencement Date, the Security Deposit shall be reduced to Five Hundred Thousand Dollars ($500,000). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits a default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7 and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If any portion of the Letter of Credit posted as the Security Deposit is drawn upon by Landlord for such purposes, Tenant shall, within ten (10) days after written demand therefore, deposit a replacement Letter of Credit with Landlord in the amount of the original Letter of Credit and within ten (10) days after Landlord’s receipt of such replacement Letter of Credit, Landlord shall return the previous Letter of Credit to Tenant to the extent the same has not been drawn upon. If Tenant performs all of Tenant’s obligations hereunder, the Letter of Credit shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) within thirty (30) days after the later of (i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant if the Premises has been left in the condition specified by this Lease. Upon termination of the original Landlord’s (or any successor owner’s) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord’s (or such successor’s) delivery of the Letter of Credit to the successor landlord and compliance with California Civil Code Section 1950.7(d), or successor statute.
     A. The Letter of Credit deposited as a Security Deposit shall be issued by a money-center bank (a bank which accepts deposits, which maintains accounts, which has a local Bay Area office that will negotiate a letter of credit and whose deposits are insured by the FDIC) whose financial strength shall be sufficient to meet liquidity demands with respect to issued letters of credit and which is otherwise reasonably acceptable to Landlord. The Letter of Credit shall be issued for a term of at least twelve (12) months and shall be in a form and with such content reasonably acceptable to Landlord. The Letter of Credit shall specify that the issuer thereof shall notify the beneficiary of the Letter of Credit in writing at least sixty (60) days in advance of the expiration date of such Letter of Credit if the Letter of Credit shall not be renewed as of such expiration date. Tenant shall either replace the expiring Letter of Credit with another Letter of Credit in an amount equal to the original Letter of Credit or renew the expiring Letter of Credit, in any event no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right immediately to draw upon the expiring Letter of Credit for the full amount thereof and hold the funds drawn as the Security Deposit. Any Letter of Credit deposited with Landlord during the final lease year of the Term must have an expiry date no earlier than the date which is thirty (30) days after the Lease Expiration Date. If, at any time during the Lease Term, Landlord notifies Tenant in writing that the bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, the bank no longer has the financial strength equivalent to the current financial strength of Comerica or has filed bankruptcy or reorganization proceedings), then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof. If Tenant does not so provide Landlord with a substitute Letter of Credit within such time period, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit. The premium or purchase price of, or any other bank fees (including transfer or assignment fees) associated with, such Letter of Credit shall be paid by Tenant. The Letter of Credit shall be transferable (and must permit multiple transfers), irrevocable and unconditional, so that Landlord, or its successor(s) in interest, may at any time draw on the Letter of Credit against sight drafts presented by Landlord, accompanied by Landlord’s statement, made under penalty of perjury, that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit and the Landlord may draw on any portion of the then uncalled upon amount thereof without regard to and without the issuing bank inquiring as to the right or lack of right of the holder of said Letter of Credit to effect such draws or the existence or lack of existence of any defenses by Tenant with respect thereto. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.
     B. Tenant acknowledges and agrees that the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank, that Tenant is not a third party beneficiary of such contract, and that Landlord’s claim under the Letter of Credit for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.
     C. The Letter of Credit shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, or any interest in the Building, (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord (to the extent of their interest in the Lease). Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease, Landlord shall have the right to assign or transfer the Letter of Credit to its grantee, assignee or transferee; and in the event of any sale, assignment or transfer, the landlord so assigning or transferring the Letter of Credit shall have no liability to Tenant for the return of the Letter of Credit, and Tenant shall look solely to such grantee, assignee or transferee for such return, so long as such grantee, assignee or transferee assumes in writing all of Landlord’s obligations with respect to the Letter of Credit. The terms of the Letter of Credit shall permit multiple transfers of the Letter of Credit. Tenant shall use its best efforts to cooperate with Landlord and the bank to effect the transfer(s) of the Letter of Credit and Tenant shall be responsible for all costs of the bank associated therewith.
ARTICLE 4
USE OF LEASED PREMISES AND OUTSIDE AREA
     4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purpose whatsoever.
     4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload, corrode, or impair the efficient operation of any electrical, plumbing, sewer, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor or ceiling of the Leased Premises, except for bolts, tie-downs or similar attachment devices so long as the use thereof does not affect the structural components or integrity of the Building, including without limitation, the structural elements and integrity of the floors and foundation of the Building. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials including Hazardous Materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property. Notwithstanding anything to the contrary contained herein, Tenant shall at all times comply, at its sole cost and expense, with the terms and conditions of the Private Restrictions relating to the use and occupancy of the Leased Premises, the Building, Outside Areas and the Property.
     4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.
     4.4 TRASH DISPOSAL: Tenant shall provide trash bins (or other adequate garbage disposal facilities) within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property at Tenant’s sole cost. Tenant shall at all times keep the Leased Premises, the Building, the Outside Areas and the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

     4.5 PARKING: Tenant, its employees and invitees shall have the right at all times to use the 331 parking spaces available for use by Tenant in the Outside Areas. Tenant may designate up to 10 spaces for use exclusively by Tenant or Tenant’s visitors, which parking spaces shall be located in the closest proximity to the main entrance to the Leased Premises (the “Visitor Spaces”). Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein.
     4.6 SIGNS: Other than monument, building signs and business identification signs which are first approved by Landlord in writing, which approval shall not be unreasonably withheld, Tenant shall have the exclusive right to place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which may be visible from the exterior of the Leased Premises. All required governmental approvals shall be obtained by Tenant (at it’s sole cost and expense) in connection with any monument or sign placed or installed on the Property. Landlord hereby agrees to reasonably cooperate with Tenant in securing any such required governmental approvals; provided however, Landlord shall not be required to pay any amount in connection with obtaining such approvals. Any monument or sign installed by Tenant must at all times comply with all Laws and the Private Restrictions and other reasonable requirements of Landlord. Tenant shall remove all of Tenant’s monuments and signs, repair any damage caused thereby, and restore the surface upon which the monument or sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease. Tenant shall have a right to place or install signs next to the Visitor Spaces indicating that such Visitor Spaces are designated for Tenant’s visitor parking. Such signs shall comply with each of the provisions of this Section 4.6.
     4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to do so. The indemnity provision of this Article 4 shall survive the expiration or sooner termination of this Lease, with respect to any activities of Tenant occurring on or about the Property from and after the Delivery Date.
     4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (or permit any other person to conduct) any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.
     4.9 LANDLORD’S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas, (ii) posting notices of non-responsibility, (iii) supplying any services to be provided by Landlord, and (iv) provided Tenant (or any Tenant Affiliate or Tenant Successor) has not exercised the Extension Option, placing “For Lease” signs in the Outside Areas designated on the attached Schedule 1 within the last six (6) months of the Term. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this Article 4 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.
     4.10 Intentionally Deleted.
     4.11 RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto resulting from the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.
     4.12 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.
     4.13 OUTSIDE AREAS: Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all debris and trash (except within existing enclosed trash areas). If unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use (including, without limitation any unauthorized use pursuant to the terms of the Private Restrictions), and shall initiate such appropriate proceedings as may be required to so restrain such use. No tanks or fuel containers whether above or below ground level, or inoperable vehicles shall be stored upon or permitted to remain outside the Leased Premises except as approved by the applicable governmental authority and in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant. Without limiting the foregoing, Tenant’s use of the Outside Areas shall at all times comply with the Private Restrictions relating to the use and occupancy of such Outside Areas.
     4.14 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Property:
     A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant, Tenant’s agents, or any other party after the Effective Date of this Lease in or about the Property shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Property by Tenant, Tenant’s agents, permitees, or invitees after the Effective Date. Tenant shall not be responsible for any Hazardous Materials handling, transportation, storage, treatment, disposal or use on or about the Property prior to the Effective Date.
     B. If the presence of Hazardous Materials on the Property caused or permitted by Tenant, Tenant’s agents, permitees, or invitees after the Effective Date of this Lease results in contamination or deterioration of water or soil on any other part of the Property, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with any investigation and remediation (including investigative analysis, removal, cleanup, and/or restoration work) resulting from the presence of Hazardous Materials on the Property caused or permitted by Tenant, Tenant’s agents, permitees, invitees or assigns, which may be required hereunder to return the Leased Premises, Building, Outside Areas, and/or Property and any other property of whatever nature to their condition existing prior to the appearance of such Hazardous Materials.
     C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Property, and (ii) any contamination of the Property by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant acknowledges that Landlord, as the owner of the Property, at Landlord’s election, shall have the sole right at Tenant’s expense to negotiate, defend, approve, and/or appeal any action taken or order issued with regard to Hazardous Materials by any applicable governmental authority. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Leased Premises and such other Hazardous Materials as are necessary to the operation of Tenant’s business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Property (or any portion thereof) and which Landlord consents in writing may be brought onto the Property. Landlord’s consent shall in no way relieve Tenant from any of its obligations as contained herein; provided, however, that if Landlord shall consent in writing to Tenant bringing certain Hazardous Materials onto the Property, Tenant shall not subsequently be required to obtain Landlord’s written consent to bring the same Hazardous Materials on the Property unless there is a material change in any matter relating to such Hazardous Materials, including, without limitation, a material change in the quantity thereof or a material change in the use thereof, from the time that Landlord granted its initial approval thereof. Tenant shall notify Landlord in writing at least ten (10) days prior to the first appearance of any Hazardous Material on the Leased Premises, Building, Outside Areas, and/or Property. Tenant shall provide Landlord with a list of all Hazardous Materials and the quantities of each Hazardous Material to be stored on any portion of the Property, and upon Landlord’s request Tenant shall provide Landlord with copies of any and all Hazardous Materials Management Plans, Material Safety Data Sheets, Hazardous Waste Manifests, and other documentation maintained or received by Tenant pertaining to the Hazardous Materials used, stored, or transported or to be used, stored, or transported on any portion of the Property. At any time during the Lease Term, Tenant shall, within five (5) days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Property (or have been used on the Property), the nature of such use, and the manner of storage and disposal.
     D. Landlord may cause testing wells to be installed on the Property, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in A and or B above. Landlord may retain consultants to inspect the Property, conduct periodic environmental audits, and review any information provided by Tenant. Tenant shall pay the reasonable cost of fees charged by Landlord and/or Landlord’s consultants as a Property Maintenance Cost.
     E. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Property caused or permitted by Tenant, its invitees, agents or assigns and shall provide to Landlord from a registered environmental consultant selected by Tenant and reasonably acceptable to Landlord (or if Tenant shall not select a registered environmental consultant, an environmental consultant chosen by Landlord, whose fees shall be paid directly by Tenant) the request for closure that will be provided to the local governmental agency, which request will indicate the closure plan, the test results, and the conclusion that the test results indicate that the site is ready to be closed as to Tenant’s use of hazardous materials on site. Tenant will also provide to Landlord a site closure letter or site approval letter from the fire department or any other applicable governmental authority indicating that the property has been inspected and based on the request for closure and the data and representations attached thereto, that the site may be closed. Landlord may retain, at Landlord’s sole cost, its own environmental consultant to oversee Tenant’s request for closure and the closure letter procedures described above, which environmental consultant shall reasonably approve Tenant’s closure of the site for such closure to be deemed acceptable pursuant to this Section 4.14(E). If Tenant fails to so surrender the Property upon the expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Property as required hereby, including, without limitation, any claims or damages in connection with the condition of the Property including, without limitation, damages occasioned by the inability to release the Property (or any portion thereof) or a reduction in the fair market and/or rental value of the Property, Building, Outside Areas, and/or Property by reason of the existence of any Hazardous Materials in or around the Leased Premises, Building, Outside Areas, and/or Property.
     F. As used herein, the term “Hazardous Materials(s)” means any hazardous or toxic substance, material or waste, which is or becomes regulated by any federal, state, regional or local governmental authority because it is in any way hazardous, toxic, carcinogenic, mutagenic or otherwise adversely affects any part of the environment or creates risks of any such hazards or effects, including, but not limited to, petroleum; asbestos, and polychlorinated bipheyls and any material, substance, or waste (a) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (b) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley Tanner Hazardous Substance Account Act); (c) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory); (d) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances); (e) defined as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 United States Code Sections 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (f) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 United States Code Sections 6901 et seq. (42 U.S.C. 6903); or (g) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 United States Code Section 9601 et seq. (42 U.S.C. 9601) or (h) defined as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or (i) listed pursuant to Section 307 of the Federal Water Pollution Control Act (33 U.S.C. 1317 ) or ( j ) regulated under the Toxic Substances Control Act (15 U.S.C. 2601 et seq.) or (k) defined as a “hazardous material “under Section 66680 or 66084 of Title 22 of the California Code of Regulations (Administrative Code) (l) listed in the United States Department of Transportation Hazardous Materials Table (49 C. F.R. 172.101) or (m) listed by the Environmental Protection Agency as “hazardous substances” ( 4 0 C.F.R. Part 302 ) and amendments thereto . The term “Hazardous Material Laws” shall mean (i) all of the foregoing laws as amended from time to time and (ii) any other federal, state, or local law, ordinance, regulation, or order regulating Hazardous Materials.
     G. Tenant’s failure to comply with any of the requirements of this Article 4 regarding the storage, use, disposal, or transportation of Hazardous Materials, or the appearance of any Hazardous Materials on the Leased Premises, Building, Common Area, Outside Area, and/or the Property without Landlord’s consent shall be an Event of Default as defined in this Lease. The obligations of Landlord and Tenant under this Article 4 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Article 4. In the event of any inconsistency between any other part of this Lease and this Article 4, the terms of this article shall control.

ARTICLE 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES
     5.1 REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Outside Areas.
     A. Tenant’s Obligation: Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) the roof membrane, all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits and connectors (except those electrical wiring, conduits and connectors existing as of the Delivery Date which shall be a Landlord obligation pursuant to Section 5.1(B) below), (iv) all fixtures, (v) all plumbing, pipes, sinks, toilets, faucets and drains, (vi) all lighting fixtures, bulbs and lamps, (vii) all heating, ventilating and air conditioning equipment, and (viii) all entranceways to the Leased Premises. Tenant shall hire, at Tenant’s sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises. The HVAC contractor engaged for such purpose shall be reasonably approved by Landlord. Tenant shall provide Landlord with copies of all HVAC maintenance reports on a quarterly basis, including copies of contractor recommendations for repairs and/or replacement. If any repairs and/or replacements are recommended by the contractor, Tenant shall perform such repairs and/or replacements and shall provide Landlord with evidence that such repairs and/or replacements have been completed in accordance with the contractor’s recommendations. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage. Landlord (or its agent) shall have the right at any time during the Term, upon providing prior notice to Tenant, to enter and inspect the Property for the purpose of verifying the performance of the required maintenance and repairs by Tenant. If Tenant shall fail to hire a contractor as required pursuant to this Section 5.1(A) or fail to perform the required maintenance or fail to make repairs required of it pursuant to this Article 5 within ten (10) days following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, hire such contractor, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent pursuant to Section 3.2(D) not subject to the Maintenance Costs Cap, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality. During the last three (3) years of the Lease Term, to the extent any of Tenant’s maintenance responsibilities set forth herein cause the need for the replacement of a capital item which has a useful life of over five (5) years and the cost of replacement of such item exceeds Twenty Five Thousand Dollars ($25,000)), Tenant shall obtain Landlord’s reasonable approval for the replacement of such capital item (which approval shall be conditioned upon Tenant not being in default beyond any applicable cure period), and, if approved, Landlord shall pay for the cost of replacing such item, provided that upon completion of the replacement, Tenant shall reimburse Landlord for the amortized cost portion of the replacement cost that is attributed to the period of useful life prior to the expiration of Lease Term (as such term may be extended pursuant to the terms hereof), which useful life shall be reasonably determined by Landlord. Notwithstanding anything to the contrary contained herein, any replacement of a capital item to be charged to Tenant pursuant to this Section 5.1A shall be considered a Property Maintenance Cost and charged to Tenant as Additional Rent pursuant to Section 3.2(D) above and shall not be subject to the Maintenance Costs Cap. Notwithstanding the foregoing, if during the original Lease Term Landlord shall pay for any portion of a capital item pursuant to this Section 5.1.A and Tenant shall thereafter exercise its Extension Option, Tenant shall upon its exercise of such Extension Option pay for the remaining portion of the amortized cost portion of the replacement cost that is attributable to the number of years in the Extended Term, and Tenant shall pay to Landlord concurrently with the exercise of such Extension Option and as a condition to the effectiveness thereof, such amount as a lump sum payment together with interest thereon from the date paid by Landlord at the rate of eight percent (8%) per annum compounded annually. By way of illustration, if Tenant has only three (3) years of the Lease Year remaining and at such time Landlord incurs a cost to replace a capital item of $100,000 with respect to a capital item that has a useful life of ten (10) years, then Tenant shall reimburse Landlord for $30,000 of the replacement cost of such capital item at the time such cost is incurred and if Tenant then exercises its Extension Option and the Lease Term is thereby extended for five (5) years, then Tenant shall also pay Landlord 5/7 of the remaining $70,000 replacement cost with respect to such item plus interest accrued on such cost from the date the cost was incurred at eight percent (8%) per annum compounded annually in the total amount of $62,986. In the event Tenant remains in the Premises after the Extended Term then Tenant shall continue to pay the unamortized portion of the replacement cost of the capital item at eight percent (8%) per annum compounded annually through the end of its useful life.
     B. Landlord’s Obligation: Landlord shall, at all times during the Lease Term, maintain in good condition and repair: (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and structural elements of the roof), (ii) the building shell and any cracking due to settling, (iii) major building systems and underground utilities, (iv) all electrical wiring, conduits and connectors existing on the Leased Premises as of the Delivery Date, and (v) the landscaped areas located outside the Building. The provisions of this Section 5.1(B) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.
     C. Americans With Disabilities Act (“ADA”) and Similar Acts: During the Lease Term, Landlord, at its sole cost and expense, shall be responsible for compliance with the ADA, Title 24 of the California Administrative Code, and other similar federal, state, and local laws and regulations, with respect to the structural walls, foundations, electrical and structural systems, concrete sub-flooring, structural elements of the roof, major building systems, and underground utilities, including the Building shell and Landlord shall have no other liability or obligations with respect to compliance with the ADA. Notwithstanding anything to the contrary contained herein, during the Lease Term, Tenant, at its sole cost and expense, shall cause all alterations, additions, improvements and repairs made by Tenant to the Leased Premises to comply with the provisions of the ADA, Title 24 of the California Administrative Code, and

other similar federal, state and local laws and regulations required by Tenant’s use or occupation of the Leased Premises.
     5.2 UTILITIES: Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant’s name, Tenant shall do so at Tenant’s sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs. Tenant shall be responsible for determining if the existing sanitary sewer system now servicing the Leased Premises and the Property is adequate for Tenant’s needs. Notwithstanding the provisions of Section 3.2 regarding payment of Additional Rent, commencing on the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall pay all charges for water, gas, electricity, and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.
     5.3 SECURITY: Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.
     5.4 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.
     5.5 LIMITATION OF LANDLORD’S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of any matter relating to this Lease or the Leased Premises unless the same is caused by Landlord’s gross negligence or willful misconduct. Without limiting the foregoing, Landlord shall not be liable to Tenant as a result of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord’s active gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).
ARTICLE 6
ALTERATIONS AND IMPROVEMENTS
     6.1 BY TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements to or within the Leased Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, and then not until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld, conditioned or delayed (the “Alterations”). Notwithstanding the foregoing, Landlord approval shall not be required with respect to non-structural Alterations to the Leased Premises, which non-structural Alterations do not exceed, in the aggregate, Fifty Thousand Dollars ($50,000). All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality that match or complement the original improvements existing as of the Lease Commencement Date. Tenant shall not commence the making of any such Alterations or the construction of any such Alterations until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained broad form builder’s risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modifications, alterations or improvements to any areas outside of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.
     6.2 INITIAL ALTERATIONS: Subject to payment of the Tenant Improvement Allowance and otherwise in accordance with the terms and provisions of the Tenant Improvement Agreement attached hereto as Exhibit “D”, all modifications, alterations or improvements, once approved in accordance with this Section 6.1, shall be made, constructed or installed by Tenant at Tenant’s expense, using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord approved plans and specifications therefore. To the extent Tenant does not use the entire Tenant Improvement Allowance, any excess may be credited toward Base Monthly Rent owed during the initial twenty-four (24) months of the Lease Term.
     6.3 OWNERSHIP OF ALTERATIONS: All Alterations made or added to the Leased Premises by Tenant (which does not include Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such Alterations, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of

Section 6.1 above. At the expiration or sooner termination of this Lease, all such Alterations shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such Alterations in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any Alterations so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed Alterations to the Leased Premises and not trade fixtures of Tenant.
     6.4 ALTERATIONS: Tenant shall, at its sole cost make all modifications, alterations and improvements to the Property that are required by any Law because of (i) Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas, or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any Alterations to or within the Leased Premises. Except as provided for in the preceding sentence, if Landlord shall, at any time during the Lease Term, (i) be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Project, (ii) modify the existing (or construct additional) capital improvements or provide building service equipment for the purpose of reducing the consumption of utility services or project maintenance costs for the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including an eight percent (8%) per annum cost of money factor, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost and charged to Tenant as Additional Rent pursuant to Section 3.2(D) above and shall not be subject to the Maintenance Costs Cap.
     6.5 LIENS: Tenant shall keep the Property and every part thereof free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall promptly notify Landlord in writing of such lien, bond against, discharge or otherwise cause such lien to be entirely released within the earlier of fifteen (15) days after Tenant’s actual knowledge thereof or fifteen (15) days after receipt of written demand from Landlord to release or bond the lien. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.
ARTICLE 7
ASSIGNMENT AND SUBLETTING BY TENANT
     7.1 BY TENANT: Except as set forth in Section 7.10 below, Tenant shall not sublet the Leased Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord’s prior written consent first obtained in accordance with the provisions of this Article 7, which consent shall not be unreasonably withheld. Any attempted subletting, assignment or encumbrance without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease.

The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article, shall not be deemed to be a waiver by Landlord of any provision of this Article 7 or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant’s interest in this Lease.
     7.2 MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.
     7.3 LANDLORD’S ELECTION: If Tenant or Tenant’s successors shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant and Tenant’s successors must first notify Landlord, in writing, of its intent to so assign or sublet, at least fifteen (15) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than sixty (60) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of ten (10) business days following receipt of such notice and receipt of all information requested by Landlord regarding the proposed assignee or sublessee within which to either (i) consent to such requested assignment or subletting subject to Tenant’s and Tenant’s successors’ compliance with the conditions set forth in Section 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s failure to respond within thirty (30) calendar days of Tenant’s request shall be deemed a consent to the assignment or subletting.
     Without limiting the other reasons for which Landlord may reasonably withhold its consent to any proposed assignment or subletting, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, use or disposal of a Hazardous Material that materially differs from the storage, use or disposal of Hazardous Materials engaged in by Tenant and consented to by Landlord pursuant to the terms hereof; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to clean up Hazardous Materials unlawfully discharged by the proposed assignee or subtenant; or (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material. Tenant and Tenant’s successors covenant and agree to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Landlord’s review period shall not commence until Landlord has received all information requested by Landlord.

     7.4 CONDITIONS TO LANDLORD’S CONSENT: If Landlord elects to consent to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance shall constitute a material default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease. The conditions are as follows:
     A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with. Without limiting the foregoing, such agreement shall contain a provision that it may not be amended or modified without the Landlord’s prior written consent, the absence of which will cause any such amendment or modification to be null and void.
     B. Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant’s obligations upon a foreclosure or transfer in lieu thereof).
     C. Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of the requested consent, as well as through and including the date such assignment or subletting is to become effective.
     D. Tenant having reimbursed to Landlord all reasonable costs and attorneys fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.
     E. Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements
     F. After deduction of any costs associated with such sublease, assignment or encumbrance, including any broker commissions, reasonable attorneys’ fees and tenant improvement expenses with respect to any sublease, Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all Assignment Consideration or Excess Rentals (both as defined in Section 7.5 below) to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting, as follows:
          (1) If Tenant assigns its interest under the Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the Assignment Consideration so paid or to be paid whichever is the greater) at the time of the assignment by the assignee; or

          (2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future Assignment Consideration installments to be paid by such assignee as and when such Assignment Consideration is so paid.
          (3) If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all Excess Rentals to be paid by such sublessee as and when such Excess Rentals are so paid and fifty percent (50%) of any payment upon termination or modification of a sublease.
     7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this article, the term “Assignment Consideration” shall mean all consideration to be paid by the Assignee as consideration for such assignment, and the term “Excess Rentals” shall mean all consideration to be paid by the Sublessee in excess of the rent to be paid by said Sublessee/Sublessor for the premises subleased for the same period. Assignment Considerations and/or Excess Rentals shall include all payments made or to be made by any Assignee or Sublessee relating in any way to any transfer of an interest in the Lease or the Leased Premises including, but not limited to, any payment made with respect to property which would or shall become Landlord’s property upon the expiration or earlier termination of the Lease, whether such property was installed or paid for by Landlord or by Tenant or Tenant’s successors. In the event Tenant or Tenant’s successors sublease a portion of the Leased Premises, Excess Rentals shall be calculated by subtracting the rent payable by the Sublessor for the portion of the Leased Premises so sublet from all consideration to be paid by such Sublessee. Rent payable by the Sublessor for the portion of the Leased Premises so sublet shall be calculated by multiplying the Base Monthly Rent payable by the Sublessor for the Leased Premises leased by such Sublessor by a fraction, the numerator of which is the area in square feet subleased and the denominator of which is the total floor area of the Leased Premises leased by such Sublessor also in square feet.
     7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct. Upon the occurrence and continuation of an Event of Default, Landlord may require that all payments of Excess Rentals and/or Assignment Consideration to be made hereunder be made directly to Landlord by such Transferee.
     7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant of good faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this

Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.
     7.8 EFFECT OF LANDLORD’S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Section 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed Assignment Consideration and/or Excess Rentals then due Landlord.
     7.9 Intentionally Omitted.
     7.10 PERMITTED TRANSFERS: Notwithstanding any other provision of this Lease, no consent shall be required for a subletting or assignment of the Leased Premises to a Tenant Affiliate or Tenant Successor; provided however, within ten (10) days following any such subletting or assignment, Tenant provides Landlord with written documentation, satisfactory to Landlord in its sole discretion, evidencing that such entity is a Tenant Affiliate or Tenant Successor. For purposes hereof, (i) “Tenant Affiliate” shall mean any corporation, partnership or other entity which controls, is controlled by or is under common control with Asyst Technologies, Inc. (provided, that, Asyst Technologies, Inc. is then a wholly owned subsidiary of such entity or the relationship between Asyst Technologies, Inc. and such entity otherwise complies with the foregoing definition), and (ii) “Tenant Successor” shall mean any entity which acquires all or substantially all of the stock or assets of Asyst Technologies, Inc. or any entity into which Asyst Technologies, Inc. may become merged or consolidated and which has a net worth equal to or greater than that of Asyst Technologies, Inc. at the transfer date. “Control” in this context shall mean the right directly or indirectly to exercise in excess of fifty percent (50%) of the voting or governing power of an entity.
ARTICLE 8
LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY
     8.1 LIMITATION ON LANDLORD’S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, officers, agents and employees from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees; any damage to Tenant’s property; or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage to or destruction of the Leased Premises, the Building or the Project, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); or (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s gross negligence, willful misconduct, or Landlord’s intentional failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. With regard to the matters released above and without limiting such matters released above, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this Article 8 is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.
     8.2 TENANT’S INDEMNIFICATION OF LANDLORD: Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party (including other tenants within the Project) occurring within the Leased Premises or resulting from Tenant’s use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant’s activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord’s principals, employees, agents and contractors harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease, provided that Tenant shall not be required to indemnify Landlord under this Section 8.2 with respect to events that first occur after the later of (a) the date of the expiration, or sooner termination, of this Lease, or (b) the date Tenant actually vacates the Premises, provided that Landlord has actual notice of such vacation.
ARTICLE 9
INSURANCE
     9.1 TENANT’S INSURANCE: Tenant shall maintain insurance complying with all of the following:

     A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:
          (1) Commercial General Liability insurance insuring Tenant against liability for bodily injury, death, property damage and personal injury occurring at the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises or the Building, Outside Areas or Property, or resulting from Tenant’s activities in or about the Leased Premises. Such insurance shall be on an occurrence basis with a limit of liability of not less than the amount of Tenant’s Required Liability Coverage (as set forth in Article 1). The policy or policies shall be endorsed to name Landlord and such others as are designated by Landlord as additional insureds in the form equivalent to CG20111185 or successor and shall contain the following additional endorsement: “The insurance afforded to the additional insureds is primary insurance. If the additional insureds have other insurance which is applicable to the loss on a contributing, excess or contingent basis, the amount of this insurance company’s liability under this policy shall not be reduced by the existence of such other insurance. Any insurance carried by the additional insureds shall be excess and non contributing with the insurance provided by the tenant.” The policy shall not be canceled or reduced without at least 30 days written notice to additional insureds. If the policy insures more than one location, it shall be endorsed to show that the limits and aggregate apply per location using endorsement CG25041185 or successor. Tenant’s policy shall also contain the severability of interest and cross-liability endorsement or clauses.
          (2) Fire and property damage insurance in so-called Special Form plus flood insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, stock, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;
          (3) Plate-glass insurance, at actual replacement cost;
          (4) Boiler and machinery insurance, if applicable;
          (5) Workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all Laws;
          (6) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder’s risk insurance, in an amount and with coverage satisfactory to Landlord;
          (7) Business Income Insurance at a minimum of 50% coinsurance including coverage for loss of business income due to damage to equipment from perils covered under the so called Special Form plus the perils of flood; and
          (8) Auto Liability insurance with a combined single limit coverage of not less than the amount of Tenant’s Required Liability Coverage (as set forth in Article 1) for bodily injury and/or property damage liability for: a) Owned autos b) Hired or borrowed autos and c) Non-owned autos.
     B. Each policy of liability insurance required to be carried by Tenant pursuant to this Article 9 or actually carried by Tenant with respect to the Leased Premises or the Property (i) shall be in a form reasonably satisfactory to Landlord, (ii) shall be provided by carriers admitted to do business in the state of California, with a Best rating of “A-/VII”. Property insurance shall contain a waiver and/or a permission to waive by the insurer any right of subrogation against Landlord, its principal, employees, agents and contractors which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its principals, employees, agents or contractors.
     C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to the Landlord with respect to each policy of insurance required to be carried by Tenant pursuant to this article, (i) a certificate of the insurance or insurance binder certifying that the policy has been issued providing the coverage required by this Article 9 and containing the provisions herein, which certificate shall be in a form reasonably satisfactory to the Landlord, and (ii) evidence that the premium for such policy has been paid. Attached to such a certificate shall be endorsements naming Landlord as additional insured, and including the wording under primary insurance above. With respect to each renewal or replacement of any such insurance, the requirements of this Article 9 must be complied with not less than 10 days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may at any time and from time-to-time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this article. If Landlord’s lender, insurance broker or advisor or counsel reasonably determines at any time that the form or amount of coverage set forth in Section 9.1.(A) for any policy of insurance Tenant is required to carry pursuant to this Article 9 is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount or change the form as Landlord’s lender, insurance broker or advisor or counsel reasonably deems adequate (provided however such increase level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated and operating under similar circumstances).
     D. To the extent Tenant can obtain such coverage on a commercially reasonable basis, the Commercial General Liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in Section 8.2 of this lease provided, however, nothing contained in this Article 9 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said Section 8.2.
     9.2 LANDLORD’S INSURANCE: With respect to insurance maintained by Landlord:
     A. Landlord shall maintain, as the minimum coverage required of it by this Lease, property insurance in so-called “Special” form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve months. Such property damage insurance, at Landlord’s election but without any requirement on Landlord’s behalf to do so, (i) may be written in so-called Special Form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the Building so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to include (or separate policies may be carried to cover) loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve months; and/or (v) may contain “deductibles” per occurrence in an amount reasonably acceptable to Landlord. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.
     B. Landlord shall maintain Commercial General Liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Two Million Dollars ($2,000,000) or more. Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.
     C. Landlord may maintain any other insurance which in the opinion of its lender, insurance broker or advisor, or legal counsel is prudent to carry under the given circumstances.
     9.3 MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective principals, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried by the party sustaining such loss under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.
ARTICLE 10
DAMAGE TO LEASED PREMISES
     10.1 LANDLORD’S DUTY TO RESTORE: If the Leased Premises, the Building or the Outside Areas are damaged by any insured peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this Article, unless this Lease is terminated by Landlord pursuant to Section 10.3 or by Tenant pursuant to Section 10.4. If this Lease is not so terminated, then upon availability, of the insurance proceeds to Landlord (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Areas, as the case may be, to the extent then allowed by Law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any Alterations made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and Alterations constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.
     10.2 INSURANCE PROCEEDS: All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Section 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant.
     10.3 LANDLORD’S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:
     A. The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord plus any deductibles, or (ii) seventy-five percent (75%) of the then actual replacement cost thereof;
     B. The Building is damaged by an uninsured peril, which peril Landlord was required to insure against pursuant to the provisions of Article 9 of this Lease, to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds which would have been available had Landlord carried such required insurance, or (ii) seventy-five percent (75%) of the then actual replacement cost thereof;
     C. The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease to any extent and (i) the estimated cost to restore the Building exceeds One Hundred Thousand Dollars ($100,000) and (ii) Tenant has not agreed in writing to pay all costs to restore the Building in excess of One Hundred Thousand Dollars ($100,000). In the event Tenant has agreed in writing to pay all costs to restore the Building in excess of One Hundred Thousand Dollars ($100,000), Tenant shall provide to Landlord, within ten (10) business days following any such damage, a cash deposit or letter of credit for such work, which deposit or letter of credit shall be an amount to cover the estimated cost to restore the Building as determined in Landlord’s sole discretion. Any letter of credit so delivered to Landlord shall meet the requirements of Section 3.7(A) above.
     D. The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.
     10.4 TENANT’S RIGHT TO TERMINATE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

     A. The Leased Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within nine (9) months after the date of such notice from Landlord; or
     B. The Leased Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within ninety (90) days after the date such restoration is commenced.
     10.5 TENANT’S WAIVER: Landlord and Tenant agree that the provisions of Section 10.4 above, captioned “Tenant’s Right to Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar laws hereinafter enacted.
     10.6 ABATEMENT OF RENT: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Leased Premises is impaired by such damage.
ARTICLE 11
CONDEMNATION
     11.1 TENANT’S RIGHT TO TERMINATE: Except as otherwise provided in Section 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) thirty-three and one-third percent (33.33%)or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) there is a taking of a portion of the Outside Areas and, as a result of such taking, Landlord cannot provide parking spaces within the Property (or within a reasonable distance therefrom) equal in number to at least sixty-six and two-thirds (66.66%) percent of the number of parking spaces existing within the Outside Areas immediately prior to such taking, whether by rearrangement of the remaining parking areas in the Outside Areas (including, if Landlord elects, construction of multi-deck parking structures or restriping for compact cars where permitted by Law). Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises or the Outside Areas that is condemned is taken by the condemner or (ii) the date Tenant vacated the Leased Premises.
     11.2 LANDLORD’S RIGHT TO TERMINATE: Except as otherwise provided in Section 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all or a substantial part of the Leased Premises is taken, (ii) more than thirty-three and one-third percent (33.33%) of the Outside Areas is taken, or (iii) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Section 11.3 below. Any, such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemner.

     11.3 RESTORATION: If any part of the Leased Premises, the Building or the Outside Areas is taken and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Section 10.1.
     11.4 TEMPORARY TAKING: If any portion of the Leased Premises is temporarily taken for a period of six (6) months or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which either exceeds six (6) months or which extends beyond the Lease Expiration Date, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemner.
     11.5 DIVISION OF CONDEMNATION AWARD: Any award made for any taking of the Property, the Building, the Outside Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belong to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.
     11.6 ABATEMENT OF RENT: In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.
     11.7 TAKING DEFINED: The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.
ARTICLE 12
DEFAULT AND REMEDIES
     12.1 EVENTS OF TENANT’S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occur:
     A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided however, Landlord shall provide Tenant three (3) days’ written notice to pay any late payment of Base Monthly Rent or Additional Rent before such failure to pay shall be deemed a default hereunder; or
     B. Tenant shall have failed to renew any letter of credit Security Deposit within thirty (30) days before the expiration thereof; or
     C. Tenant shall have done or permitted to have been done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or
     D. Tenant shall have failed to perform any other term, covenant or condition of this Lease, within ten (10) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; provided however, in the event such term, covenant or condition can not, by its nature, be completed within such ten (10) day period, so long as Tenant is diligently pursuing the cure thereof, Tenant shall not be in default under this Section 12(C) until forty-five (45) days following Tenant’s receipt of the original notice from Landlord. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 12(C) shall not apply to the payment of Base Monthly Rent or Additional Rent, the failure to renew any letter of credit Security Deposit or with respect to (D) below.
     E. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or
     F. Tenant shall have failed to continuously occupy the Leased Premises for a period of ten (10) consecutive days and Tenant is in default with respect to any of its obligations hereunder, beyond any applicable cure period; or
     G. Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantors) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
     H. Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or
     I. Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Section if such decree or order is rescinded or reversed within thirty (30) days after its original entry.

     J. Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar Law which does not require the prior entry of a decree or order.
     Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.
     12.2 LANDLORD’S REMEDIES: In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Section 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:
     A. Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.
     B. Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate the Lease, constitute a termination of the Lease:
          (1) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;
          (2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or
          (3) Any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.
     C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.
     D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:
          (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and
          (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises which costs would have been billed to Tenant as Additional Rent had Tenant not defaulted and which include but are not limited to taxes, insurance premiums, utility charges, landscape maintenance costs, costs of maintaining electrical, plumbing and HVAC equipment and costs for providing security; (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.
     12.3 LANDLORD’S DEFAULT AND TENANT’S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord’s default as above set forth, then, and only then, Tenant shall have the following remedies only:
     A. Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).
     B. Tenant, at its option, may then cure any default of Landlord at Landlord’s cost. If, pursuant to this Subarticle, Tenant reasonably pays any sum to any third party or does any act that requires the payment of any sum to any third party at any time by reason of Landlord’s default, the sum paid by, Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefor (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payment), together with interest at twelve percent (12%) per annum from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset such sums against any installment of rent due Landlord under the terms of this Lease.
     12.4 LIMITATION ON TENANT’S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to Landlord’s then equity interest, if any, in the Property for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the Property). Tenant shall look exclusively to such equity interest of Landlord, if any, in the Property for payment and discharge of any obligations imposed upon Landlord hereunder, and Landlord is hereby released and relieved of any other obligations hereunder. Additionally, if Landlord is a partnership, then Tenant covenants and agrees:
          A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);
          B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and
          C. No writ of execution shall be levied against the assets of any partner of Landlord other than to the extent of his interest in Property.
Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or non-disclosure made respecting this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.
     12.5 TENANT’S WAIVER: Landlord and Tenant agree that the provisions of Section 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(l), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(l), 1941 and 1942 and/or any similar or successor Law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the Laws of the State of California, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.

ARTICLE 13
GENERAL PROVISIONS
     13.1 TAXES ON TENANT’S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant’s behalf. Tenant shall, within ten (10) days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten (10) day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and the Landlord’s full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.
     13.2 HOLDING OVER: This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Article. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.
     13.3 SUBORDINATION TO MORTGAGES: This Lease is subject to and subordinate to all underlying ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease.

However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. On or before the Lease Commencement Date, Tenant shall execute the Subordination Agreement attached hereto as Exhibit “C” with respect to Landlord’s current lender.
     13.4 TENANT’S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under any underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.
     13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.
     13.6 ESTOPPEL CERTIFICATES: Tenant will, within ten (10) business days following any request by Landlord, execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investor or purchaser of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Article 13 may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest herein.

     13.7 TENANT’S FINANCIAL INFORMATION: If Tenant is not a publicly traded company, then Tenant shall, within five (5) business days after Landlord’s request therefor deliver to Landlord a copy of a current financial statement including an income statement for the most recent twelve (12) month period and a balance sheet and any such other information reasonably requested by Landlord regarding Tenant’s financial condition. Tenant acknowledges that Landlord is relying upon the financial information provided to Landlord by Tenant prior to entering into this lease and the information to be provided to Landlord by Tenant during the term of this Lease. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property or any portion thereof or interest therein. Any such financial statement or other information which is marked “confidential” or company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Article, unless the same becomes a part of the public domain without the fault of Landlord.
     13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity, provided such person or entity assume in writing the obligations of Landlord under the Lease arising from and after the transfer date. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.
     13.9 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefor; governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party) for a period equal to the period of any such prevention, delay or stoppage.
     13.10 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by (i) delivery by Federal Express, United Parcel Service or similar commercial carrier, (ii) electronic fax transmission, or (iii) depositing such notice in the United States mail, postage prepaid, addressed to the other party as follows:
     A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

     B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1). Any notice given by registered mail shall be deemed to have been given on the third (3rd) business day after its deposit in the United States mail.
Any notice given by registered mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. Any notice delivered by commercial carrier or by fax shall be deemed given on the date of confirmation of delivery by the carrier or by electronic confirmation. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.
     13.11 ATTORNEYS FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that either party shall be required to retain counsel to enforce any provision of this Lease as a result of the other party’s default in the performance of its obligations hereunder, and if the defaulting party shall thereafter cure (or desire to cure) such default, the non-defaulting party shall be conclusively deemed the prevailing party and the defaulting party shall pay to the other party all attorneys’ fees, expert witness fees, court costs and other reasonable expenses so incurred by the non-defaulting party promptly upon demand. Either party may enforce this provision by either (i) requiring the defaulting party to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that the defaulting party’s failure to pay such fees and costs upon demand shall constitute a breach of this Lease.
     13.12 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:
     A. REAL PROPERTY TAXES: The term “Real Property Tax” or “Real Property Taxes” shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power or tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord’s business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project, or on Landlord’s business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or ”Real Property Taxes” for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.
     B. LANDLORD’S INSURANCE COSTS: The term “Landlord’s Insurance Costs” shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance including earthquake and flood for the Building and the Property and general liability insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss; provided however, that the deductible for earthquake insurance, if any, shall not exceed the deductibles for Landlord’s fire and casualty policies.
     C. PROPERTY MAINTENANCE COSTS: The term “Property Maintenance Costs” shall mean all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) professional management fees (equal to three percent (3%) of the annualized Base Monthly Rent), (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements as set forth in Article 6, which are so amortized during the Lease Term, (iii) costs of complying with governmental regulations governing Tenant’s use of Hazardous Materials, and Landlord’s costs of monitoring Tenant’s use of Hazardous Materials including fees charged by Landlord’s consultants to periodically inspect the Premises and the Property, (iv) fees or other costs and expenses incurred with respect to any Private Restrictions affecting the Property, to the extent such fees, costs and expenses are not charged directly to Tenant, and (v) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Property, such as repairing, replacing, and resurfacing the exterior surfaces of the buildings (including roofs), repairing, replacing, and resurfacing paved areas, repairing structural parts of the buildings, cleaning, maintaining, restoring and/or replacing the interior of the Leased Premises both during the term of the Lease and upon its termination, and maintaining, repairing, installing or replacing, electrical, plumbing, sewer, drainage, heating, ventilating and air conditioning systems serving the buildings, maintenance, repair, replacement or installation of lighting fixtures, directional or other signs and signals, irrigation or drainage systems, trees, shrubs, materials, maintenance of all landscaped areas, and depreciation and financing costs on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if leased). Notwithstanding anything to the contrary contained herein, all Property Maintenance Costs that are capital in nature (as reasonably determined by Landlord), including, without limitation, an eight percent (8%) per annum, compounded annually, cost of money factor, shall be amortized by Landlord over the useful life of such Property Maintenance Costs, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost and charged to Tenant as Additional Rent pursuant to Section 3.2(D) above and shall not be subject to the Maintenance Costs Cap.
     D. PROPERTY OPERATING EXPENSES: The term “Property Operating Expenses” shall mean and include the all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all the Property Maintenance Costs.
     E. LAW: The term “Law” shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).
     F. LENDER: The term “Lender” shall mean the holder of any Note or other evidence of indebtedness secured by the Property or any portion thereof.
     G. PRIVATE RESTRICTIONS: The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time.
     H. RENT: The terms “rent” or “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.
     13.13 GENERAL WAIVERS: One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

     13.14 ACCESS: Tenant shall have the right to access the Leased Premises and the Building twenty-four (24) hours a day, seven (7) days a week.
     13.15 Upon commencement of the Lease Term, Landlord shall convey to Tenant, at no additional cost to Tenant, the personal property listed on Schedule 2 attached hereto (the “Personal Property”), which Personal Property is currently located at the Premises. Such Personal Property shall be conveyed to Tenant pursuant to a bill of sale and without warranty of title or use and without warranty expressed or implied, as to merchantability and fitness for any purpose. Tenant accepts the Personal Property in its as-is condition with all faults, without representation or warranty by Landlord of any kind.
     13.16 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “must”, shall”, will”, and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a join venture with Tenant by reason of any of the provisions of this Lease.
ARTICLE 14
CORPORATE AUTHORITY,
BROKERS AND ENTIRE AGREEMENT
     14.1 CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors’ resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Lease Commencement Date by such number of days that Tenant shall have delayed in so delivering such corporate resolution to Landlord or (ii) terminate this Lease.
     14.2 BROKERAGE COMMISSIONS: Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.
     14.3 ENTIRE AGREEMENT: This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.
     14.4 LANDLORD’S REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its agents made any representation or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any statement, management, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease.
[signature page follows]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

AS LANDLORD:					AS TENANT:

JER BAYSIDE, LLC, a Delaware limited liability company					0ASYST TECHNOLOGIES, INC., a California corporation

By:	JER Bayside Member, LLC,
	a Delaware limited liability company				By:	/s/ Stephen S. Schwartz

Its:	Sole Member					Stephen S. Schwartz
Chairman, Chief Executive Officer, and
President
	By:	JER Bayside Investor, LLC,
a Delaware limited liability company

	Its:	Member /s/ Craig Smith			By:	/s/ Robert J. Nikl

		By:	Craig Smith			Robert J. Nikl

		Its:	Vice President			Chief Financial Officer

	By:	TMG Bayside, LLC, a Delaware limited liability company
	Its:	Administrative Member

		By:	TMG Partners, a California corporation
		Its:	Managing Member

			By:	/s/ Lynn Tolin

			Its:	Lynn Tolin SVP
If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit “A” Site Plan

Exhibit “B” Floor Plan

EXHIBIT C
RECORDING REQUESTED BY AND AFTER RECORDING, RETURN TO:
Thacher Proffitt & Wood LLP
50 Main Street
White Plains, NY 10606
Attn: Joseph S. Nicotra

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
     This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of this ___day of ___, 200___among BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation (together with its successors, assigns and/or affiliates, “Lender”), ___, a ___(“Landlord”), and ___, a ___(“Tenant”).
Background
     A. Lender has agreed to make a loan to Landlord (such loan may be made by Lender or one of its affiliates which is a designee of Lender) in the original principal amount $___ (“Loan”), which will be secured by a mortgage, deed of trust or similar security instrument (either, “Security Instrument”) on Landlord’s property described more particularly on Exhibit A attached hereto (“Property”).
     B. Tenant is the present lessee under that certain lease agreement between Landlord and Tenant dated ___, as thereafter modified and supplemented (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”).
     C. A requirement of the Loan is that Tenant’s Lease be subordinated to the Security Instrument. Landlord has requested Tenant to so subordinate the Lease in exchange for Lender’s agreement not to disturb Tenant’s possession of the Leased Space upon the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument (including,

Loan Number:
without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof), as if the Security Instrument had been executed and recorded prior to the Lease.
     2. Nondisturbance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan shall operate to terminate the Lease or Tenant’s rights thereunder to possess and use the Leased Space provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the Leased Space, and (c) the Lease is in full force and effect and no uncured default exists under the Lease.
     3. Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan (“Successor Owner”). Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owner of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property is transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease; (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Lender’s written consent thereto; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction or completion of any improvements to the Property or as required under the Lease for Tenant’s use and occupancy (whenever arising). Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time request in order to confirm this Agreement. If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.
     4. Prior Assignment; Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby consents to that certain Assignment of Leases and Rents from Landlord to Lender executed in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignment, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease are to be paid to Lender directly pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all

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Loan Number:
other amounts due or to become due to Landlord under the Lease. Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.
     5. Lender Opportunity to Cure Landlord Defaults. Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the longer of (i) 30 days after the cure period provided under the Lease to Landlord, (ii) 30 days from Landlord’s receipt of Tenant’s notice to Lender of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Lender has obtained possession of the Property; provided that, in each case, if such default cannot reasonably be cured within such 30-day period and Lender has diligently commenced to cure such default promptly within the time contemplated by this Agreement, such 30-day period shall be extended for so long as it shall require Lender, in the exercise of due diligence, to cure such default, but, unless the parties otherwise agree, in no event shall the entire cure period be more than 120 days. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.
     6. Right to Purchase. Tenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property or the real property of which the Property is a part, or any portion thereof or any interest therein and to the extent that Tenant has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the Security Instrument and is hereby waived and released as against Lender.
     7. Miscellaneous.
     (a) Notices. All notices and other communications under this Agreement are to be in writing and addressed as set forth below such party’s signature hereto. Default or demand notices shall be deemed to have been duly given upon the earlier of: (i) actual receipt; (ii) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (iii) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (ii); or (iv) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (ii) and (iv) irrespective of whether delivery is accepted. A new address for notice may be established by written notice to the other parties; provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent.

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Loan Number:
     (b) Entire Agreement; Modification. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written). This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.
     (c) Binding Effect; Joint and Several Obligations. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law. No Indemnitor may delegate or transfer its obligations under this Agreement.
     (d) Unenforceable Provisions. Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.
     (e) Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.
     (f) Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders. Article and section headings are for convenience only and shall not be used in interpretation of this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph of other subdivision; and “Agreement” and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.
     (g) Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State where the Property is located (without giving effect to its rules governing conflict of laws).
     (h) Consent to Jurisdiction. Each party hereto irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action arising with respect to this Agreement and waives all objections which it may have to such jurisdiction and venue.
     (i)  WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.
[Remainder of page is blank; signatures appear on next page.]

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     IN WITNESS WHEREOF, this Agreement is executed this ___day of ___, 200___.

TENANT:

[insert Tenant’s name]

By:

Name:
Title:

Tenant Notice Address:

Attn:
[Signatures continue on next page.]

LANDLORD:

[insert Landlord’s name]

By:

Name:
Title:

Tenant Notice Address:

Attn:
[Signatures continue on next page.]

LENDER:
BARCLAYS CAPITAL REAL ESTATE INC.

By:

Name:
Title:
Lender Notice Address:
Barclays Capital Real Estate Inc.
200 Park Avenue
New York, NY 10166
Attn: CMBS Servicing

Notary Acknowledgement for Tenant:

STATE OF	)
	)	ss.:
COUNTY OF	)
     On this, the ___day of ___, 20___, before me, the undersigned Notary Public, personally appeared ___known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of ___in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

Notary Acknowledgement for Landlord:

STATE OF	)
	)	ss.:
COUNTY OF	)
     On this, the ___day of ___, 20___, before me, the undersigned Notary Public, personally appeared ___known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of ___in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.
Notary Public

Notary Public

Notary Acknowledgement for Lender:

STATE OF	)
) ss.:
COUNTY OF	)
     On this, the ___day of ___, 20___, before me, the undersigned Notary Public, personally appeared ___known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he/she is an officer of Barclays Capital Real Estate Inc. in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

Attach: Exhibit A — Legal Description of the Property

EXHIBIT D
TENANT IMPROVEMENT AGREEMENT
(also referred to as the “Work Letter”)
     The undersigned, Landlord and Tenant, respectively, are executing simultaneously with this Work Letter a written Industrial Space Lease covering premises as described in Exhibit A thereto (hereinafter referred to as the “Leased Premises” or the “Premises”) comprising a portion of a Building commonly known as Building 48 and located at 46897 Bayside Parkway, Fremont, California (the “Lease”), and hereby attach this Work Letter to the Lease as Exhibit D thereto. Except as otherwise defined in this Exhibit D, all capitalized terms used herein shall have meanings as defined in the Lease.
     The purpose of this Work Letter is to delineate the responsibilities of Landlord and Tenant with respect to the costs and construction of the initial interior improvements to the Leased Premises (hereinafter referred to as the “Improvements”).
Section 1. Definitions.
     1.1 For purposes of this Work Letter, the parties agree that the following terms shall have the following meanings:
          (a) “Tenant’s Architect” shall mean TDS Architects, Attention: Brian Mah, which architect is duly licensed in California and approved by Landlord. Tenant’s Architect shall contract directly with and be paid by Tenant, unless Tenant requests direct payment by Landlord to Tenant’s Architect pursuant to Section 6.3 below.
          (b) “Tenant’s Engineer” shall mean Q5 Engineering, Attention Sonny Quitevis, or, an engineer selected by Tenant which is duly licensed in California and approved by Landlord. Tenant’s Engineer shall contract with Tenant’s Architect.
          (d) “General Contractor” shall mean Devcon Construction, which is duly licensed in California and approved by Landlord. General Contractor shall contract with Tenant and be paid by Tenant, unless Tenant requests direct payment by Landlord to General Contractor pursuant to Section 6.3 below.
          (f) “Design Development Drawings” shall mean the preliminary architectural plans, drawings and specifications in sufficient detail to be used for the purpose of the development of MEP Drawings and for review and approval by Landlord. The Design Development Drawings shall in any event include partition and door location drawings, telephone and electric drawings, and reflected ceiling drawings.
          (g) “MEP Drawings” shall mean the sprinkler, air conditioning, heating, electrical and plumbing drawings for the Premises.
          (h) “Construction Drawings” shall mean the final architectural plans, drawings and specifications along with fully coordinated MEP Drawings which are

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suitable in all respects for submission to the Building Department of the City of Fremont in order to obtain all necessary building permits. The Construction Drawings shall indicate that such work will not exceed the design load capacities and performance criteria of the Building, including, without limitation, its electrical, HVAC and weight capacities, and shall include construction means and methods.
          (i) “Construction Schedule” is attached hereto as Schedule 1.
Section 2. Plans and Specifications.
     2.1. No work shall commence in the Leased Premises until: (i) the Lease is duly signed by Tenant and Landlord, and (ii) Landlord gives written approval, which shall not be unreasonably withheld, to Tenant’s Plans (as defined below) for the Improvements.
     2.2. Subject to the provisions of Section 6 of this Work Letter, Tenant may engage, at Tenant’s sole expense, Tenant’s Architect, which firm is hereby approved by Landlord. Tenant’s Architect will promptly prepare the Design Development Drawings. Tenant will be responsible for delivery of the Design Development Drawings to Landlord in accordance with the Construction Schedule.
     2.3. From the Design Development Drawings, Tenant will, through either Tenant’s Engineer or the engineers from the appropriate design/build subcontractor, provide Landlord with mechanical and electrical plans and related specifications which collectively comprise the MEP Drawings. Tenant shall direct Tenant’s Engineer to provide to Landlord the MEP Drawings in accordance with the Construction Schedule.
     2.4. From the Design Development Drawings and the MEP Drawings, Tenant’s Architect shall prepare the Construction Drawings. Tenant shall be responsible for delivery of the Construction Drawings in accordance with the Construction Schedule. The Construction Drawings shall include mechanical and electrical drawings and decorating plans showing the location of partitions, reflected ceiling plans including light fixtures, electrical outlets, telephone outlets, sprinklers, doors, wall finishes, floor coverings, and all other Improvements to be installed by Tenant. The Design Development Drawings and Construction Drawings are referred to herein as “Tenant’s Plans” and shall be approved by Landlord at Lease execution.
     2.5. Tenant’s Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Tenant shall provide Tenant’s Plans to Landlord and Landlord’s architect (as specified by Landlord in writing to Tenant). Landlord shall approve Tenant’s Plans no later than five (5) business days after receipt thereof by Landlord and Landlord’s architect. Should Landlord have any reasonable revisions to Tenant’s Plans following Landlord’s review, such revisions shall be requested in writing with Landlord’s preliminary approval of Tenant’s Plans. Five (5) business days following Landlord’s preliminary approval, Tenant shall provide a response to Landlord’s requested revisions. Landlord and Tenant shall use their best efforts to reach mutually agreeable solutions to Landlord’s requested revisions no later than (5) business days following Landlord’s receipt of Tenant’s response to Landlord’s requested revisions. If Landlord shall not respond within ten (10) business days after receipt of any set of

2

Tenant’s Plans, such Plans shall be deemed approved by Landlord. The final plans and specifications approved by Landlord shall be referred to as the “Final Plans”.
     2.6. If Tenant shall require any material change, addition or alteration to the Final Plans, Tenant’s Architect shall prepare and deliver to Landlord and Landlord’s architect, plans with respect to such material change, addition or alteration. Within five (5) business days after receipt thereof by Landlord and Landlord’s architect, Landlord shall notify Tenant if it approves the revised Final Plans which set forth the requested material change, addition or alteration. Landlord’s approval of the revised Final Plans shall not be unreasonably withheld, conditioned or delayed. If Landlord approves the revised Final Plans, then Tenant shall instruct the General Contractor to proceed as soon as reasonably practical thereafter. If Landlord does not approve such additional plans, construction of the Premises shall proceed in accordance with the previously approved Final Plans.
     2.7. Although Landlord has the right to review, request revisions to and approve the Final Plans, Landlord’s sole interest in doing so is to protect the Building and Landlord’s interest in the Building, and Landlord is not in any way warranting or representing that Tenant’s Final Plans are suitable for their intended use or comply with applicable laws and regulations. Landlord shall have no liability whatsoever in connection with Tenant’s Final Plans, nor any responsibility for any omissions or errors contained therein. Accordingly, Tenant shall not rely upon Landlord’s approval for any purpose other than for the purpose of acknowledging the consent of Landlord to proceed with the requested action, and Landlord shall incur no liability of any kind by reason of the granting of such approvals.
Section 3. Removal of Improvements.
     Upon the expiration or sooner termination of the Lease, Tenant shall not be required to remove any of the Improvements.
Section 4. Construction of Improvements.
     4.1 Provided that the Final Plans are approved by Landlord, Tenant shall cause the Improvements to be installed by the General Contractor in accordance with the Construction Schedule. Tenant shall substantially complete any and all Improvements to the Leased Premises in accordance with the Final Plans. The Improvements shall be made and performed in a safe and workmanlike manner, using only first-class materials, in accordance with the following provisions:
          (a) No work with respect to the Improvements shall proceed without certificates of insurance furnished to Landlord from a company or companies reasonably approved by Landlord
          (i) by Tenant’s General Contractor, evidencing commercial general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000) per occurrence, endorsed to name Landlord, Landlord’s managing agent and any other party designated by

3

Landlord as an additional insured, and workers’ compensation insurance, as required by law; and
          (ii) by Tenant evidencing builder’s risk insurance with respect to the Improvements, in such amounts to cover the Improvements, and workers’ compensation insurance, as required by law.
          (b) Except as otherwise expressly provided in Section 6 below, the Improvements shall be undertaken at Tenant’s sole cost and expense and in strict conformance with all applicable laws, regulations, building codes and the requirements of any building permit and all other applicable permits or licenses issued with respect to such work. Tenant shall be solely responsible for obtaining all such permits and licenses from the appropriate governmental authorities, and any delay in obtaining such permits or licenses shall not be deemed to extend the commencement date or the expiration date of the term of the Lease or to waive or toll Tenant’s rental and other obligations with respect to the Premises. Copies of all permits and licenses shall be furnished to Landlord before any work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant’s expense. Notwithstanding the foregoing, so long as Tenant is diligently pursuing the issuance of any and all applicable permits and licenses from the appropriate governmental authorities, Tenant may commence the following work before the applicable permit or licenses shall have been obtained: rough framing, rough electrical, HVAC, fire sprinkler and plumbing. In the event a permit or license is not secured from the appropriate governmental authority for such work, Tenant, at it’s sole cost and expense, shall remove such work and restore the Premises to the condition existing prior to such work being performed. Tenant hereby assumes all risk and liability with respect to any work performed prior to the issuance of the applicable permits and/or licenses from the appropriate governmental authorities.
          (c) All work by Tenant shall be performed pursuant to the Construction Schedule provided to Landlord and shall be diligently and continuously pursued from the date of its commencement through its completion. Landlord hereby agrees to use its reasonable efforts to facilitate such work, subject, however, to the rules and regulations established by Landlord for construction work in the Building. All work shall be conducted in a manner that maintains harmonious labor relations. Landlord or Landlord’s agent shall have the right to enter the Premises and inspect the Premises and the Improvements at all reasonable times during the construction of the Improvements.
          (d) All payments by Tenant for work done shall be conditioned upon Tenant’s and Landlord’s receipt of (1) conditional lien waivers and releases upon progress payments, executed by the General Contractor and relevant subcontractors, covering the full amount disbursed through the date of the disbursement, (2) a conditional lien waiver and release upon final payment covering the final payment amount, executed by the General Contractor and such subcontractors and (3) delivery to Landlord of 2 copies of the final as-build plans upon payment of the final payment.

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Section 5. Completion of Improvements.
     No delay in the completion of construction of the work described in this Work Letter shall be considered in the determination of the Lease Commencement Date.
Section 6. Tenant Improvement Allowance.
     6.1. As soon as reasonably feasible during the design period, but in no event later than submission of Final Plans for Landlord, Tenant shall submit to Landlord for its review and approval which shall not be unreasonably withheld a detailed cost breakdown of design and construction costs for the Improvements (the “Construction Budget”). In the event that the Tenant requests any changes to the Final Plans, Tenant shall submit a revised Construction Budget for Landlord’s review and approval.
     6.2. Subject to the terms and conditions of this Section 6, Landlord shall reimburse Tenant or pay as set forth herein, up to a maximum amount of Four Million Five Hundred Seventy Nine Thousand Eight Hundred Six and 50/100 Dollars ($4,579,806.50) (the “Tenant Improvement Allowance”) for the construction of the Improvements, including without limitation, all architectural and engineering fees incurred in connection therewith, permits and other fees payable to governmental agencies, cabling, moving costs, signage, FF&E and consulting fees, and sums payable to Landlord in connection herewith. To the extent Tenant does not use the entire Tenant Improvement Allowance, any excess may be credited toward Base Monthly Rent owed during the initial twenty-four (24) months of the Lease Term, which twenty-four (24) month period shall expire on March 15, 2008. Tenant shall bear the cost of all Improvements in excess of the Tenant Improvement Allowance (“Tenant’s Excess Costs”) and shall pay such excess as and when incurred; provided however, if such Tenant’s Excess Costs are part of the Construction Budget submitted to Landlord with the Final Plans, then the Tenant’s Excess Costs may be prorated with each payment of the Tenant Improvement Allowance.
     Landlord shall pay a share of each progress billing from the General Contractor, Tenant’s Architect and Tenant’s Engineers determined by multiplying the amount of such billing by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance, and the denominator of which is the sum of the estimated cost of all the Improvements as set forth on the Construction Budget (as may be revised from time to time); provided however, Landlord will retain an amount equal to ten percent (10%) of any such payment (the “Retained Amount”). The Retained Amount shall be paid by Landlord to the General Contractor upon completion of the Improvements and satisfaction of the conditions set forth in Section 6.3 below. Tenant shall pay the balance of such progress billing as and when due, provided that at such time as Landlord has paid the entire Tenant Improvement Allowance on account of the Improvements, all further billings shall be paid entirely by Tenant as and when due. If upon completion of the Improvements in the Leased Premises and payment in full of the Tenant Work, the portion of the costs theretofore paid by Landlord is less than the Tenant Improvement Allowance, Landlord shall reimburse Tenant for its pro-rata costs expended pursuant to this Section 6 by Tenant up to the amount by which the Tenant Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord, with any remaining balance applied as set forth in Section 6.2 of the Lease. Except as expressly provided herein, Landlord shall have no further obligation to disburse any additional monies to Tenant, with respect to the Tenant Improvement Allowance,

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the Improvements or the reimbursement under this Section 6.
     6.3. Provided no default shall then exist under the Lease from and after the date hereof, Landlord shall make advances to Tenant of the Tenant Improvement Allowance or, at the direction of Tenant, shall pay the Tenant Improvement Allowance directly to the General Contractor, any subcontractor, Tenant’s Architect or Tenant’s Engineer or other service provider, upon presentation of invoices from Tenant or the person performing the work or rendering the service and such reasonable supporting documentation as Landlord may reasonably require, including, without limitation, mechanics’ lien releases and certificates of payment issued by the Tenant’s Architect. Invoices that are submitted and approved by Landlord as of the fifteenth (15th) day of each month shall be paid on or before the day which is thirty (30) days thereafter.
Section 7. Tenant’s Indemnity.
     7.1. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, liens, expenses, costs, losses, fines, liabilities and/or damages (including, without limitation, attorneys’ fees and costs) arising out of or in any way connected with the construction by Tenant of the Improvements, except caused by the gross negligence or willful misconduct of Landlord.

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     IN WITNESS WHEREOF, the undersigned have executed this Exhibit D concurrently with the execution of the Lease.

LANDLORD:	JER BAYSIDE, LLC,
a Delaware limited liability company

	By:	JER Bayside Member, LLC,
a Delaware limited liability company
	Its:	Sole Member

		By:	JER Bayside Investor, LLC, a Delaware limited liability company
		Its:	Member

/s/ Craig Smith

		By:	Craig Smith
		Its:	Vice President

		By:	TMG Bayside, LLC,
a Delaware limited liability company
		Its:	Administrative Member

By: TMG Partners,
a California corporation
			Its:	Managing Member

			By:	/s/ Lynn Tolin

			Its:	Lynn Tolin SVP

TENANT:	ASYST TECHNOLOGIES, INC.
a California corporation

	By:	/s/ Robert J. Nikl

Robert J. Nikl
Chief Financial Officer

	By:	/s/ Robert Dobbin

Robert Dobbin Assistant Secretary

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SCHEDULE 1

DATE	ITEM
Design Development Drawings will be completed and delivered by Tenant’s Architect.

Landlord will give Tenant its approval of the Design Development Drawings or its comments and revisions necessary for its approval to be granted.

MEP Drawings will be completed and delivered by Tenant’s Engineer.

Construction Drawings are completed and delivered by Tenant’s Architect

Tenant will issue Construction Drawings for bidding and apply for permits.

Bids will be due back.

Final budget and construction schedule will be established.

Construction commences.

Substantial completion of the Tenant Improvements. Furniture, fixtures equipment and cabling installation begins.

Occupancy of the Leased Premises by Tenant.

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Schedule 1 “For Lease” signs

Schedule 2
Personal Property
HVAC Equipment
(1) 14”x14” fire damper
(1) 22” VAV box
(49) return air registers
(40) supply air registers
(1) 14” reheat coil
(1) 8” reheat coil
Various sizes galvanized pipe
Electrical Equipment
(200)	fluorescent lay-in light fixtures

(1)	1200 amp free-standing meter main

(47)	recessed can lights
Miscellaneous
(18)	exit lights

(18)	boxes of misc. ceiling grid wires, etc.

(1)	pallet (56) boxes of mini blinds: black, 116.25”x45.75”x1”
(1)	eye wash station